UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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INTELLI-CHECK - MOBILISA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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INTELLI-CHECK - MOBILISA, INC.
191 Otto Street
Port Townsend, WA 98368

To the Shareholders of
INTELLI-CHECK - MOBILISA, INC.

Re:   2008 Annual Shareholders Meeting

Dear Shareholder:

You are cordially invited to attend Intelli-Check - Mobilisa’s 2008 Annual Shareholders Meeting. We will hold the meeting on Tuesday October 14, 2008, at 1800 Diagonal Road, 6th floor, Alexandria, VA 22314. The meeting will begin promptly at 10:00 a.m., Eastern Standard Time. Please plan to arrive a few minutes before the meeting. You will be asked to show photo identification & sign in at the security desk upon entering the meeting.

The formal notice of the meeting follows on the next page. No admission tickets or other credentials are required unless you hold your shares in street name. If you hold your shares in street name, please follow the directions given in the Proxy Statement.

We will have some of our directors and officers available before and after the meeting to speak with you. At the meeting, we will answer your questions about our business affairs and will consider the matters explained in the Notice and Proxy Statement that follow.

Please vote, sign and return the enclosed Proxy Card as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely,

/s/ Jeffrey Levy
Jeffrey Levy
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 14, 2008

To the Shareholders of
INTELLI-CHECK - MOBILISA, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of INTELLI-CHECK - MOBILISA, INC. (the "Company"), a Delaware corporation, will be held at the 1800 Diagonal Road, 6th floor, Alexandria, VA 22314 on Tuesday, October 14, 2008, at 10:00 a.m., local time, for the following purposes:

1.	To elect eight directors to serve for a one-year term or until their respective successors have been duly elected and qualified;

2.	To ratify the appointment of Amper, Politziner and Mattia, P.C. as our independent public accountants for the 2008 fiscal year; and

3.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on August 25, 2008 as the record date for the meeting and only record holders of shares of the Company’s Common Stock at that time will be entitled to notice of and to vote at the Annual Meeting of Shareholders or any adjournment or adjournments thereof. This proxy statement and the accompanying proxy will be mailed on or about August 29, 2008.

By order of the Board of Directors,

/s/ Peter J. Mundy
Peter J. Mundy
Vice President of Finance
Chief Financial Officer, Treasurer and Secretary

Port Townsend, WA
August 29, 2008

IMPORTANT
IF YOU CANNOT PERSONALLY ATTEND THE MEETING, IT IS
REQUESTED THAT YOU INDICATE YOUR VOTE ON THE ISSUES
INCLUDED ON THE ENCLOSED PROXY AND DATE, SIGN AND MAIL
IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

INTELLI-CHECK - MOBIILSA, INC.
191 Otto Street
Port Townsend, WA 98368

PROXY  STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

to be held Tuesday, October 14, 2008

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Intelli-Check - Mobilisa, Inc. (the “Company”), for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on Tuesday, October 14, 2008 at 1800 Diagonal Road, 6th floor, Alexandria, VA 22314. The meeting will begin promptly at 10:00 a.m., Eastern Standard Time. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting. In addition to mail, proxies may be solicited by personal interview, telephone or telegraph by our officers and regular employees, without additional compensation. We will bear the cost of solicitation of proxies. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for out-of-pocket and reasonable expenses incurred in forwarding proxies and proxy statements. The Board of Directors has set August 25, 2008 as the record date (the “Record Date”) to determine those holders of record of common stock, par value $.001 (“Common Stock”) who are entitled to notice of, and to vote at the Annual Meeting. On or about August 29, 2008, this Proxy Statement and the proxy card (the “Proxy Card” or “Proxy”) are being mailed to stockholders of record as of the close of business on August 25, 2008.

ABOUT THE MEETING

What is being considered at the meeting?

You will be voting on the following:
•	the election of eight directors, each to serve until the next annual meeting;
•	the ratification of the appointment of Amper, Politziner and Mattia, P.C., as our independent registered public accountant firm.

Who is entitled to vote at the meeting?

You may vote if you owned common stock as of the close of business on August 25, 2008. Each share of common stock is entitled to one vote.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of the combined voting power of our common stock as of August 25, 2008 must be present at the meeting. This is referred to as a quorum. We believe that on August 25, 2008, there were 25,180,109 outstanding shares of common stock entitled to vote.

How do I vote?

You can vote in two ways:
•	by attending the meeting in person; or
•	by completing, signing and returning the enclosed proxy card.

Can I change my mind after I submit my proxy?

Yes, you may change your mind at any time before a vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and submitting it in the same manner as the prior proxy was submitted, (2) if you hold your shares in your name, voting again at the meeting, or (3) if you hold your shares in street name, arranging with your broker to vote your shares at the annual meeting.

What if I return my proxy card but do not include voting instructions?

Proxies that are signed and returned but do not include voting instructions will be voted FOR the election of the nominated directors and FOR the approval of the appointment of our independent public accountants.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Continental Stock Transfer and Trust Company. The transfer agent’s telephone number is (212) 509-4000.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers’ unvoted shares on certain “routine” matters, including the election of directors and the ratification or approval of the appointment of independent public accountants. When a brokerage firm votes its customer’s unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting, these shares will be counted as voted by the brokerage firm in the election of directors and the approval of the appointment of our independent public accountants.

What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the annual meeting is required for approval of the election of directors and the affirmative vote of a majority of the votes cast is required for the ratification of the appointment of our independent public accountants.

Do we currently have, or do we intend to submit for stockholder approval, any anti-takeover device?

Our Certificate of Incorporation, By-Laws and other corporate documents do not contain any provisions that contain material anti-takeover aspects. We have no plans or proposals to submit any other amendments to the Certificate of Incorporation or By-Laws or other measures in the future that have anti-takeover effects.

Proposal No. 1

ELECTION OF DIRECTORS

Our Board of Directors has one class of directors, with each director elected each year for a term of one year. Unless specified to be voted otherwise, the persons named in the accompanying proxy will vote for the election of the following persons as directors, all of whom are presently members of the Board of Directors, to hold office for the terms set forth below or until their respective successors have been elected and qualified. Each proxy will be voted for the nominees named below. The nominees have consented to serve as directors if elected.

The Board of Directors recommends that you elect the eight nominees identified below.

		Position with the Company	Director	New Board
Name	Age	and Principal Occupation	Since	Term Expires

Jeffrey Levy	67	Chairman and Director	1999	2009
John W. Paxton	71	Vice Chairman and Director	2008	2009
Nelson Ludlow	47	Director and Chief Executive Officer	2008	2009
Lieutenant General Emil R. Bedard	64	Director	2008	2009
Bonnie Ludlow	53	Director and Senior Vice President	2008	2009
John E. Maxwell	54	Director	2005	2009
Arthur L. Money	68	Director	2003	2009
Guy L. Smith	59	Director	2005	2009

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to each director and executive officer as of August 25, 2008:

		Position with the Company	Held Office	Current Board
Name	Age	and Principal Occupation	Since	Term Expires

Jeffrey Levy	67	Chairman and Director	1999	2008
John W. Paxton	71	Vice Chairman and Director	2008	2008
Nelson Ludlow	47	Director and Chief Executive Officer	2008	2008
Lieutenant General Emil R. Bedard	64	Director	2008	2008
Bonnie Ludlow	53	Director and Senior Vice President	2008	2008
John E. Maxwell	54	Director	2005	2008
Arthur L. Money	68	Director	2003	2008
Guy L. Smith	59	Director	2005	2008
Russell Embry	44	Senior Vice President of Information Technology and Chief Technology Officer	2001	NA
Peter J. Mundy	52	Vice President of Finance, Chief Financial Officer, Secretary and Treasurer	2007	NA
Steve Williams	46	Chief Operating Officer	2008	NA
John Lange	40	General Counsel	2008	NA

Business Experience

Jeffrey Levy was elected a director in December 1999.  He was named Chairman of the Board on March 14, 2008 and was Interim Chairman and Interim CEO of Intelli-Check from June 2007 until March 14, 2008. He has been, since January 1997, President and Chief Executive Officer of LeaseLinc, Inc., a third-party equipment leasing company and lease brokerage. Prior to 1997, Mr. Levy served as President and Chief Executive Officer of American Land Cycle, Inc. and Goose Creek Land Cycle, LLC, arboreal waste recycling companies and before that as Chief Operating Officer of ICC Technologies, Inc. and AWK Consulting Engineers, Inc.  Mr. Levy has had a distinguished career as a fighter pilot in the United States Air Force from which he retired as a colonel in 1988.  He also serves as President and CEO of Virginia College Parents, Inc. and is a board member or appointee in several other non-profit organizations and commissions including Mothers Against Drunk Driving, the International Institute on Alcohol Awareness, the Washington Regional Alcohol Program, Security on Campus, Inc., Virginia Attorney General's Task Force on Drinking by College Students and Virginia Crime Commission Task Force on Campus Security. Mr. Levy holds a BS degree in International Relations from the United States Air Force Academy, a graduate degree in Economics from the University of Stockholm and an MBA from Marymount University.

John W. Paxton was appointed a member of the Board of Directors on March 14, 2008. He was a director and Chairman of the Board of Mobilisa in September 2005. Mr. Paxton brings 30 years of experience in the wireless networking field to Mobilisa's board. Mr. Paxton was the President of Zebra Technologies’ Bar Code Business Unit in 2003. Prior to 2000, Mr. Paxton served as Chairman and Chief Executive Officer of Telxon Corporation, President and Chief Executive Officer of Monarch Marking Systems, Executive Vice President of Paxar Corporation and President of Paxar’s Printing Solutions Group. Mr. Paxton joined Litton Industries as a corporate Vice President in 1991, when the company acquired Intermec Corporation. Between 1986 and 1991, he led Intermec, joining as President and Chief Operating Officer, and becoming Chairman and Chief Executive Officer in 1988. In addition to Mr. Paxton’s corporate experience, he brings venture capital experience as the Chairman of Odyssey Industrial Technologies, LLC, a joint venture partnership with Odyssey Investment Partners, as well as consulting experience as the head of Paxton Associates LLC, a business consulting firm. Mr. Paxton has a Bachelor of Science degree and a Master of Science degree in Business Management from LaSalle University, is a registered Professional Engineer and is a fellow of Seattle Pacific University. He has served on the board of the National Association of Manufacturers, and has been the Chairman and Vice Chairman of the Automatic Identification Manufacturers (AIM), a leading industry association.

Nelson Ludlow, PhD was named the Chief Executive Officer and Director of the Company on March 14, 2008. He was a co-founder of Mobilisa, Inc. and was its Chief Executive Officer and a director since its inception in March 2001. Dr. Ludlow has over 20 years experience in software development for the military and corporate sectors. From 1982 to 1988, while in the Air Force, Dr. Ludlow served as a mathematician, a pilot, an intelligence officer at the National Air Intelligence Center, Technical Director for Artificial Intelligence at USAF Rome Laboratory, Assistant Professor of Computer Science at the Naval Postgraduate School, and the Director of Technology and Services for Radar Evaluation Squadron. In the corporate sector, Dr. Ludlow served as the Director of C2 Modeling for SAIC, Chief Scientist for the ORINCON Corporation and Chief Technology Officer for Ameranth Wireless--all in San Diego. He holds a PhD in Artificial Intelligence from the University of Edinburgh, Scotland and completed Post-Doctoral work in Computer Science at the University of Cambridge, England. Additional degrees include a Bachelors of Science Degree from Washington State University in Math and Physical Sciences, as well as a Masters of Science degree in Computer Science from Wright State University in Dayton, Ohio.

Lieutenant General Emil R. "Buck" Bedard was appointed a member of the Board of Directors on March 14, 2008, General Bedard was appointed a director of Mobilisa in September 2004. He retired from the US Marine Corps with over 37 years of active duty service in 2003. General Bedard’s military career included two combat tours in Vietnam, as well as commanding the 7th Marine Regiment in Somalia and the 1st Marine Expeditionary Force during Operation Desert Storm. General Bedard’s final active duty tour was as the Deputy Commandant for Plans, Policies and Operations for the US Marine Corps Headquarters in Washington, D.C., where he served until his retirement in 2003. He has continued to serve with the Marine Corps in Afghanistan and Iraq since his retirement. General Bedard’s many military awards include a Distinguished Service Medal, Legion of Merit, and Bronze Star (with Combat V). General Bedard graduated from the University of North Dakota in 1967 with a Masters in Science.

Bonnie Ludlow was named Senior Vice President and was appointed a member of the Board of Directors on March 14, 2008. Ms. Ludlow was a co-founder of Mobilisa, Inc. and was its Sr. Vice President, Finance and a director since its inception in March 2001. As Senior Vice President of Finance, Ms. Ludlow was responsible for all financial transactions, including contracting and purchasing agreements, invoicing, and payroll as well as managing human resources for recruiting, hiring, and benefits administration. Ms. Ludlow has fifteen years of experience working with the Federal Government, six of which were active duty in the United States Air Force (March 1980 to February 1986), and nine as a Department of Defense civilian (February 1986 to October 1995). While on active duty, she was assigned to the Defense Security Agency (DSA) as a Czech linguist (September 1981 to September 1983). As a civil servant, Ms. Ludlow worked as a geodetic surveyor and engineering assistant, in which she positioned navigational aids on military runways. Additional duties in this position included the generation of technical drawings, maps and reports.

John E. (Jay) Maxwell was appointed a director in September 2005.  Mr. Maxwell has been the President & CEO of Clerus Solutions LLC, a firm dedicated to assisting the states and federal government with implementing secure identification as called for in the 9/11 Commission Report, since January 2006.  From May 2002 to August 2005, he was the Senior Vice President of Technology and the Chief Information Officer (CIO) of the American Association of Motor Vehicle Administrators (AAMVA).  At AAMVA, he was responsible for all of the information systems developed, implemented and operated by the association.  Mr. Maxwell also had the responsibility to direct AAMVA’s development of Driver License and ID Card Specifications intended to fight driver license and ID fraud and abuse.  Prior to that, from 1997 to May 2002, he was the President and Chief Operating Officer of AAMVAnet, Inc., a subsidiary of AAMVA.  Before joining AAMVA in July 1989, Mr. Maxwell spent 11 years with the U.S. Department of Transportation, working for the Federal Highway Administration and the National Highway Traffic Safety Administration developing information systems to improve highway safety.

Arthur L. Money was elected a director in February 2003. The Honorable Arthur L. Money was sworn in as Assistant Secretary of Defense for Command, Control, Communications and Intelligence by the Senate in 1999 and served in that position until 2001 and was also the Chief Information Officer for the Department of Defense from 1998 until 2001. Prior to that he served as the Senior Civilian Official, Office of the Assistant Secretary of Defense, from 1998 to 1999 and was earlier confirmed by the Senate as Assistant Secretary of the Air Force for Research, Development and Acquisition and served as Chief Information Officer, from 1996 to 1998. Mr. Money currently serves as a member of the Board of Directors of Terremark Worldwide, Inc. (AMEX: TWW) an international company specializing in network and telecommunications services and Intevac, Inc. (NASDAQ: IVAC) a manufacturer of capital equipment for hard disk media manufacturing. He also serves on the advisory board of several corporations including the Boeing Company (NYSE: BA) and Northrop Grumman (NYSE: NOC) and has been recognized for his vision, leadership and commitment to excellence in systems and process re-engineering. Mr. Money holds a Master of Science Degree in Mechanical Engineering from the University of Santa Clara (Calif.) and a Bachelor of Science Degree in Mechanical Engineering from San Jose (Calif.) State University. He also currently serves on several U.S. Government Boards and Panels such as the FBI Science & Technology Advisory Board (Chairman), the NSA Advisory Board (Chairman), the Defense Science Board and the US Navy “DSAP” Special Advisory Panel. Prior to his government service, he had a distinguished business career having served as President of ESL Inc., a subsidiary of TRW, Inc., from 1990 to 1994 prior to its consolidation with TRW’s Avionics and Surveillance Group where he served as Vice President and Deputy General Manager of the Group from 1995 to 1996.

Guy Smith was appointed a member of Intelli-Check’s Board of Directors in June 2005. Mr. Smith has been the Executive Vice President of Diageo, the world’s leading premium drinks company, since 2000 and is responsible for Corporate Relations and Marketing Public Relations. At Diageo, Mr. Smith’s responsibilities include overseeing the corporation’s civic and social responsibility efforts in North America, including the Diageo Marketing Code. The Code governs the company’s social responsibility activities with regard to the marketing and sale of alcoholic beverages and the company’s undertakings to reduce underage access and abuse of alcohol. From 1998 - 1999, prior to joining Diageo, Mr. Smith was Special Advisor to President Clinton on The White House staff, where he served on the impeachment defense team. Mr. Smith also served as an informal strategic communications advisor to President Clinton from the beginning of the Clinton Administration. From 1999 to 2000, Mr. Smith was associated with The Hawthorn Group, a Washington-based public affairs firm, as well as with his own firm, Smith Worldwide Inc., from 1994 to 1996, which focused on reputation and crisis management. He was Chief Operating Officer of Hill & Knowlton International Public Relations, from 1992 to 1993, where he consulted with the firm's largest consumer product, technology, and legal clients. Prior to that Mr. Smith was Vice President-Corporate Affairs, the senior public affairs and public relations officer, for Philip Morris Companies Inc. from 1975 to 1992. During his 17 years with Philip Morris, Mr. Smith led the Corporate Affairs departments of the Miller Brewing Company and The Seven-Up Company, both then Philip Morris operating companies. Mr. Smith began his career as a reporter and assistant city editor for The Knoxville Journal. He is currently chairman of the Barrier Island Trust, an environmental protection organization and sits on the Board of Advisors of Mount Vernon, George Washington’s home outside Washington, D.C. Mr. Smith also serves as an Honorary Battalion Chief of the Fire Department of New York.

Russell T. Embry was appointed Senior Vice President and Chief Technology Officer in July 2001 and has been Vice President, Information Technology, since July 1999. From January 1998 to July 1999, Mr. Embry was Lead Software Engineer with RTS Wireless. From April 1995 to January 1998, he served as Principal Engineer at GEC-Marconi Hazeltine Corporation. From August 1994 through April 1995, he was a staff software engineer at Periphonics Corporation. From September 1989 to August 1994, Mr. Embry served as Senior Software Engineer at MESC/Nav-Com. From July 1985 through September 1989, he was a software engineer at Grumman Aerospace. Mr. Embry holds a BS in Computer Science from Stony Brook and an MS in Computer Science from Polytechnic University, Farmingdale.

Peter J. Mundy joined Intelli-Check, Inc. on March 26, 2007 as its Vice President of Finance, Chief Financial Officer, Secretary and Treasurer.  Prior to joining Intelli-Check, Mr. Mundy spent over 24 years at Sentry Technology Corporation, a publicly held company in the electronic security industry, and its predecessors. From February 2001 until December 2006, Mr. Mundy was Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of Sentry Technology Corporation. From December 1994 through February 2001, Mr. Mundy was Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of Knogo North America Inc.  Prior thereto, Mr. Mundy served as an officer of Knogo Corporation where he was Vice President - Corporate Controller from May 1994 and, prior to such time, Corporate Controller and Controller since 1982. Mr. Mundy was a supervisor with the accounting firm of Ernst & Whinney (predecessor to Ernst & Young).  Mr. Mundy received his BBA in accounting from Adelphi University and is a certified public accountant.

Steve Williams was appointed Chief Operating Officer of the Company in March 2008. From February 6, 2006 to March 2008, Mr. Williams was the Senior Vice President of Business Development for Mobilisa Inc., where he focused on sustainable growth, developing and defending market niche, and strategic partnerships. For the prior eight years he has worked in Washington, DC, and in the Pentagon, as a Program Manager, Contracting Officer, Congressional Liaison and Public Affairs Manager. Mr. Williams has successfully managed teams of over 450 people, assets over $1 billion and budgets over $100 million in diverse national and international environments. As well, he was a primary editor/author for the Air Forces lessons learned from Operations Noble Eagle, Enduring Freedom and Iraqi Freedom. Mr. Williams has developed business opportunities leading to contracts with the Department of Defense, Joint Staff and Department of the Air Force in his past positions. He has created sub-contracts with major companies including Lockheed Martin, General Dynamics, and SAIC, among others. He has developed relationships with contracting officers technical representatives (COTRs), facilitating the attainment of corporate revenue goals. Mr. Williams is a Certified Federal Contracts Manager (CFCM). Mr. Williams holds a Master of Business Administration from the University of North Dakota, a Master of Arts in Organizational Management from The George Washington University in Washington, DC and a Bachelor of Science in Business Administration from Methodist College, graduating Magna cum Laude.

John Lange joined Intelli-Check-Mobilisa in April of 2008 as General Counsel, bringing more than fourteen years of legal practice experience. From 2006 until joining Intelli-Check Mobilisa, Mr. Lange was the Chief Legal Officer at Card Player Media, LLC, the leading poker media company in the world. While there, he drafted and negotiated deals with some of the largest players in the industry, and was a member of the senior leadership team in regard to strategic business issues. Prior to Card Player, Mr. Lange was a partner at Preston Gates & Ellis (now K&L Gates), where he served as outside counsel to technology companies such as Microsoft and T-Mobile focusing on development, technology licensing, and strategic business agreements.

Directors generally serve for a one-year term and hold office until the next annual meeting of stockholders following the conclusion of their term and the election and qualification of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

Section 16(a) Beneficial Ownership Reporting Compliance

The Securities and Exchange Commission has adopted rules relating to the filing of ownership reports under Section 16(a) of the Securities Exchange Act of 1934 by the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("Insiders"). One such rule requires disclosure of filings which, under the Commission’s rules, are not deemed to be timely. Based solely on a review of those reports and amendments thereto furnished to the Company during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to the Company’s Insiders were satisfied, except as noted in the following paragraphs.

Arthur Money failed to file a timely Form 4 concerning the acquisition of 3,175 shares of common stock on June 21, 2007; however, such failure was remedied by the reporting of that transaction on June 26, 2007.

Russell Embry failed to file a timely Form 4 concerning the acquisition of options to purchase 10,000 shares of common stock and disposition of 1,500 rights attached to common stock at on May 17, 2007; however, such failure was remedied by a reporting of those transactions on May 24, 2007. Mr. Embry also failed to file a timely Form 4 concerning the acquisition of 6,250 shares of common stock on May 25, 2007 and the disposition of 6,250 shares of common stock at various times during May and June 2007; however, such failure was remedied by a reporting of those transactions on June 13, 2007.

All other transactions were reported in a timely fashion.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2007, the Board of Directors held 12 meetings, the Audit Committee held 4 meetings, the Nominating and Corporate Governance Committee held 4 meeting and the Compensation Committee held 4 meetings. All of the directors attended at least 75% of the aggregate of all Board meetings and meetings of committees on which they served. The Board of Directors has determined that Messrs. Levy, Money, Smith, Paxton, Bedard, and Maxwell, are each independent directors as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Company does not have a written policy relating to attendance by members of the board of directors at annual shareholder meetings. However, it is communicated and understood by all directors that they are required to attend barring any unforeseen circumstance. All directors who were directors at the time of last year’s annual shareholder meeting attended last year’s annual shareholder meeting.

Compensation Committee

The Board of Directors has established a Compensation Committee which is currently comprised of Mr. Smith, chairperson, Mr. Paxton and Mr. Maxwell, each of whom is independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Compensation Committee has adopted a written charter. The charter sets forth responsibilities, authority and specific duties of the Compensation Committee. A copy of the Compensation Committee charter was attached to the Company’s proxy statement for its 2007 Annual Meeting of Stockholders. The Compensation Committee reviews and recommends to the board the compensation for the CEO and non-employee directors of our Company and reviews the CEO’s recommendations for all other corporate officers. It also reviews the general policy relating to compensation and benefits for all employees. The Compensation Committee has been designated by the Board of Directors to administer the stock option and equity incentive plans of the Company.

Nominating and Corporate Governance Committee

The Board of Directors has established a Nominating and Corporate Governance Committee, which is comprised of Mr. Maxwell, chairperson, Lt. Gen. Bedard and Mr. Money, each of whom is independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Nominating and Corporate Governance Committee has adopted a written charter, a copy of which was attached to the Company’s proxy statement for its 2006 Annual Meeting of Stockholders. The charter sets forth responsibilities, authority and specific duties of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee reviews our internal policies and procedures and by-laws. With respect to nominating director candidates, this committee identifies and evaluates potential director candidates and recommends candidates for appointment or election to the Board.

The Nominating and Corporate Governance Committee may consider those factors it deems appropriate in evaluating director nominees, including judgment, skill, diversity, strength of character, experience with businesses and organizations comparable in size or scope to the Company, experience and skill relative to other board members, and specialized knowledge or experience. Depending upon the current needs of our Board of Directors, certain factors may be considered more than others by the Committee in making its recommendation. In considering candidates for our Board of Directors, the Nominating and Corporate Governance Committee will evaluate the entirety of each candidate’s credentials and, other than the eligibility requirements established by the Nominating and Corporate Governance Committee, will not have any specific minimum qualifications that must be met by a nominee. The Nominating and Corporate Governance Committee will consider candidates for the Board from any reasonable source, including current board members, shareholders, professional search firms or other persons. The Nominating and Corporate Governance Committee will not evaluate candidates differently based on who has made the recommendation.

Although we do not currently have a formal policy or procedure for stockholder recommendations of director candidates, the Board of Directors welcomes such recommendations and will consider candidates recommended by stockholders. Because we do not prohibit or restrict such recommendations, we have not implemented a formal policy with respect to stockholder recommendations.

Audit Committee

The Board of Directors has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, which is currently comprised of Mr. Paxton, chairperson, General Bedard and Mr. Money. Mr. Paxton was appointed as a director and chairperson of Audit Committee in March 2007 upon the acquisition of Mobilisa and after the resignation of Mr. Blackwell. The members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange’s listing standards. The Audit Committee recommends to the Board of Directors the annual engagement of a firm of independent accountants and reviews with the independent accountants the scope and results of audits, the Company’s internal accounting controls and audit practices and professional services rendered to Intelli-Check by the independent accountants. The Audit Committee has adopted a written charter, which sets forth the responsibilities, authority and specific duties of the Audit Committee. A copy of the Audit Committee charter was attached to the Company’s proxy statement for its 2006 Annual Meeting of Stockholders.

The Board of Directors has determined that it has at least one audit committee financial expert serving on the audit committee. John W. Paxton has vast corporate experience including his positions as Chairman, CEO and President of several publicly traded companies. He brings venture capital experience as the Chairman of Odyssey Industrial Technologies, LLC, a joint venture partnership with Odyssey Investment Partners, as well as consulting experience as the head of Paxton Associates LLC, a business consulting firm. Mr. Paxton has a Master of Science degree in Business Management from LaSalle University. Mr. Paxton is an “audit committee financial expert” and is an independent member of the Board of Directors.

AUDIT COMMITTEE REPORT

The following shall not be deemed to be “soliciting material” or to be “filed” with the Commission nor shall such information be incorporated by reference into any future filing of Intelli-Check - Mobilisa under the Securities Act of 1933 or the Securities and Exchange Act of 1934.

With respect to the audit of the fiscal year ended December 31, 2007, and as required by its written charter which sets forth its responsibilities and duties, the Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

In the course of its review, we have discussed with Amper, Politziner & Mattia, P.C., the Company’s Independent Registered Public Accounting Firm, those matters required to be discussed by Statement on Accounting Standards No. 61, as amended, “Communication with Audit Committees,” by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and discussed with Amper, Politziner & Mattia, P.C. the written disclosures required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees.” These disclosures relate to the firm’s independence from Intelli-Check, Inc.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

Audit Committee:	Robert J. Blackwell (Former Chair)
John E. Maxwell (Former member)
Guy L. Smith (Former member)

Process for Sending Communications to the Board of Directors

Shareholders that wish to communicate with the Board of Directors are welcome to put their comments in writing addressed to the Company’s Investor Relations Representative, Peter J. Mundy. Such communications may be sent to Mr. Mundy at 246 Crossways Park West, Woodbury, NY 11797. Upon receipt, Mr. Mundy will distribute the correspondence to the directors. All communications received will be provided to the directors specified in the communication.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of Company’s Common Stock as of August 25, 2008, by each person who is known by the Company to beneficially own more than 5% of the Company’s Common Stock, each officer, each director and all officers and directors as a group.

Shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The applicable percentage of ownership is based on 25,180,109 shares outstanding as of August 25, 2008.

Name	Shares Beneficially Owned	Percent
Dr. Nelson Ludlow (1)	4,216,226	16.7
Bonnie Ludlow (2)	8,022,351	31.9
John W. Paxton (3)	331,914	1.3
L. Gen. Emil R. Bedard (4)	440,543	1.7
Jeffrey Levy (5)	126,657	*
Russell T. Embry (6)	39,583	*
Peter J. Mundy (7)	47,133	*
John E. Maxwell (8)	60,176	*
Arthur L. Money (9)	175,459	*
Guy L. Smith (10)	112,090	*
Steve D. Williams (11)	241,402	*
John Lange (12)	8,333	*
All Executive Officers & Directors as a group (12 persons) (13)	13,821,867	52.0

* Indicates beneficial ownership of less than one percent of the total outstanding Common Stock.

(1)	Includes 25,000 shares issuable upon exercise of stock options and rights exercisable within 60 days.

(2)	Includes 4,167 shares issuable upon exercise of stock options exercisable within 60 days.

(3)
Includes 311,914 shares issuable upon exercise of stock options exercisable and restricted stock vesting within 60 days; excludes the right to purchase 218,200 pursuant to a Grant of Call Right Agreement with Bonnie Ludlow, a director of the Company, entered into in April 2007.

(4)	Includes 332,543 shares issuable upon exercise of stock options exercisable and restricted stock vesting within 60 days.

(5)	Includes 97,905 shares issuable upon exercise of stock options exercisable and restricted stock vesting within 60 days.

(6)	Includes 39,583 shares issuable upon exercise of stock options exercisable within 60 days.

(7)	Includes 43,333 shares issuable upon exercise of stock options exercisable within 60 days.

(8)	Includes 147,742 shares issuable upon exercise of stock options exercisable within 60 days.

(9)	Includes 167,822 shares issuable upon exercise of stock options exercisable within 60 days.

(10)	Includes 96,633 shares issuable upon exercise of stock options exercisable within 60 days.

(11)
Includes 239,002 shares issuable upon exercise of stock options exercisable within 60 days; excludes the right to purchase 310,935 pursuant to a Grant of Call Right Agreement with Bonnie Ludlow, a director of the Company, entered into in April 2007.

(12)	Includes 8,333 shares issuable upon exercise of stock options exercisable within 60 days.

(13)	Includes 1,417,957 shares issuable upon exercise of stock options exercisable and restricted stock vesting within 60 days.

EXECUTIVE COMPENSATION

Overview

This compensation discussion describes the material elements of compensation awarded to, earned by, or paid to each of our executive officers who served as named executive officers during the last completed fiscal year. This compensation discussion focuses on the information contained in the following tables and related footnotes and narrative for primarily the last completed fiscal year, but we also describe compensation actions taken before or after the last completed fiscal year to the extent it enhances the understanding of our executive compensation disclosure.

The Compensation Committee currently oversees the design and administration of our executive compensation program and compensation for the Board of Directors.

The principal elements of our executive compensation program are base salary, annual cash incentives, long-term equity incentives in the form of stock options and other benefits. Our other benefits consist of reimbursed business travel and entertainment expenses, a vehicle allowance, health insurance benefits, vacation and sick pay and a qualified 401(k) savings plan. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and performance.

Compensation Program Objectives and Philosophy

In General.    The objectives of our compensation programs are to:

•	attract, motivate and retain talented and dedicated executive officers,

•	provide our executive officers with both cash and equity incentives to further our interests and those of our stockholders, and

•	provide employees with long-term incentives so we can retain them and provide stability during our growth stage.

Generally, the compensation of our executive officers is composed of a base salary, an annual incentive compensation award and equity awards in the form of stock options. In setting base salaries, the Compensation Committee generally reviewed the individual contributions of the particular executive. The annual incentive compensation awards for 2006 and 2007 are discretionary awards determined by the Compensation Committee based on expected Company performance. No annual incentive compensation has been paid to executive officers in the last three years. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our common stock over time.

Intelli-Check – Mobilisa, Inc. generally intends to qualify executive compensation for deductibility without limitation under Section 162(m) of the Internal Revenue Code. Section 162(m) provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation (other than certain exempt performance-based compensation) is limited to no more than $1.0 million per year. The non-exempt compensation paid to any of our executive officers for fiscal 2007 as calculated for purposes of Section 162(m) did not exceed the $1.0 million limit.

Competitive Market.    We define our competitive market for executive talent and investment capital to be the technology and business services industries. To date, we have not engaged in the benchmarking of executive compensation but we may choose to do so in the future.

Compensation Process.    For each of the Company’s named executive officers, the Compensation Committee reviews and approves all elements of compensation, taking into consideration recommendations from the Company’s CEO (for compensation other than his own), as well as competitive market guidance. Based upon its review, the Compensation Committee approves salaries for executive officers. The Compensation Committee sets the salary level of each executive officer on a case by case basis, taking into account the individual’s level of responsibilities and performance. All executive officer salaries are reviewed on an annual basis. Salary changes for executives are based primarily on their performance in supporting the strategic initiatives of the Chief Executive Officer, economic and competitive factors, meeting individual goals and objectives set by the Chief Executive Officer, and improving the operating efficiency of the company. Also, where applicable, changes in the duties and responsibilities of each other executive officer may be considered in deciding on changes in annual salary. For 2007, the aggregate of the compensation paid to our Chief Executive Officer and other executive officers was 61% cash and 39% non-cash option awards.

Executive Officer Bonuses. The Compensation Committee has made a significant portion of executive officer compensation contingent upon the Company’s performance and each individual’s contribution to the Company’s success. For 2007, the Board of Directors approved a bonus plan for executives and employees which consisted of a bonus pool of up to $200,000 if the Company’s results of operations exceeded the approved 2007 budget by that amount. The Company did not meet this threshold during 2007, and therefore, the Compensation Committee did not authorize the payment of bonuses for 2007.

Stock Option Grants. The Compensation Committee currently administers the Company’s stock option and equity incentive plans for executive officers, employees, consultants and outside directors. Under the plans, the Compensation Committee grants options to purchase Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant. The Compensation Committee believes that providing stock options to the executive officers, who are responsible for the Company’s management and growth, gives them an opportunity to own our stock and better aligns their interests with the interests of the stockholders. It also promotes retention of the officers because of the vesting provisions of the option grants and the potential for stock price appreciation.

For these reasons, the Compensation Committee considers stock options as an important element of compensation when it reviews executive officer compensation. At its discretion, the Compensation Committee also grants options based on individual and corporate achievements.

Normally, the Chief Executive Officer makes a recommendation to the Committee for awards to be made to executive officers other than the Chief Executive Officer. The Committee approves grants made to the Chief Executive Officer and other executive officers and, in certain cases, recommends grants for approval by the entire Board. The Compensation Committee determines the number of shares underlying each stock option grant based upon the executive officer’s and Intelli-Check’s performance, the executive officer’s role and responsibilities at the Company and the executive officer’s base salary. Effective November 7, 2006, the Board enacted a new policy regarding all future stock option grants. Such policy requires that all future stock option issuances will be granted on the third Thursday of each month after they have been approved and that each such issuance will have a strike price per share equal to the closing price of the Company’s common stock on such day.

Chief Executive Officer Compensation.  On March 14, 2008, the Company entered into an employment agreement with Dr. Ludlow, pursuant to which Dr. Ludlow was appointed the Company’s Chief Executive Officer. The Compensation Committee determined that it was in the best interest of the Company to enter into this two year agreement to provide assurance to the Company of the continued availability of Dr. Ludlow’s services after the transaction with Mobilisa. Dr. Ludlow will receive a salary of $220,000 per year, be granted options to purchase 25,000 shares of the Company’s common stock on March 20, 2008 that will be immediately exercisable at a price per share equal to the fair market value of the Company’s common stock on the date of grant, and an annual bonus based on reasonable objectives established by the Company’s Board of Directors. Dr. Ludlow will be entitled to receive benefits in accordance with the Company’s existing benefit policies and will be reimbursed for Company expenses in accordance with the Company’s expense reimbursement policies. The employment agreement has a term of two years. Dr. Ludlow may terminate the agreement at any time on 60 days prior written notice to the Company. In addition, the Company or Dr. Ludlow may terminate the employment agreement immediately for cause, as described in the employment agreement. If the Company terminates the agreement without cause, Dr. Ludlow will be entitled to severance equal to one year of his base salary, in addition to salary already earned. If Dr. Ludlow terminates the agreement for cause, Dr. Ludlow will be entitled to receive a payment equal to $50,000, in addition to salary already earned.

The determination of the base salary to be paid to the Chief Executive Officer was based on a number of factors including the historical compensation of Dr. Ludlow and the relative compensation in comparison to the other existing senior executives in the Company. In deciding on future changes in the base salary of the Chief Executive Officer, the Compensation Committee will consider several performance factors. Among these are operating and administrative efficiency and the maintenance of an appropriately experienced management team. The Compensation Committee also evaluates the Chief Executive Officer’s performance in the area of finding and evaluating new business opportunities to establish the most productive strategic direction for Intelli-Check.

Severance and Change of Control Provisions. Certain of our named executive officers have been given severance and change in control provisions as part of their understandings of employment. We granted certain executive officers these rights in order to attract and retain an appropriate caliber of talent for the applicable position. Information regarding severance payments made, or to be made, to Nelson Ludlow are set forth in his employment agreement, described above. Our analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in publicly available SEC filings. We believe our arrangements are reasonable in light of the fact that cash severance is limited to the greater of the term of the agreement or two years for the Principal Executive Officer (at a rate equal to his then current base salary) and six months for the Principal Financial Officer (at a rate equal to his then current base salary), there is no severance increase with a change in control and there are no “single trigger” benefits upon a change in control.

INTELLI-CHECK - MOBILISA SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid to executive officers whose compensation was in excess of $100,000 for any of the three fiscal years ended December 31, 2007. No other executive officers received total salary and bonus compensation in excess of $100,000 during any of such fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($) (1)	All Other Compensation ($) (2) (3)	Total ($)

Jeffrey Levy (4)	2007	99,167	50,000	80,140	-	229,405
Former Interim Chairman &	2006	-	-	-	-	-
Chief Executive Officer	2005	-	-	-	-	-

Russell T. Embry	2007	170,652	-	33,706	2,040	206,398
Senior Vice President	2006	166,480	-	-	2,040	168,520
& Chief Technology Officer	2005	162,766	-	10,089	2,040	174,895

Lou Gryga (5)	2007	50,739	-	80,446	4,175	135,360
Former Senior Vice President	2006	-	-	-	-	-
of Marketing, Sales and	2005	-	-	-	-	-
Operations

Peter J. Mundy (6)	2007	105,961	-	98,317	-	204,278
Vice President Finance	2006	-	-	-	-	-
& Chief Financial Officer	2005	-	-	-	-	-

Frank Mandelbaum (7)	2007	124,569	-	-	7,500	132,069
Former Chairman & Chief	2006	254,763	-	104,571	18,000	377,334
Executive Officer	2005	250,000	-	64,902	18,000	332,902

Todd Liebman (8)	2007	124,678	-	-	5,450	130,128
Former Senior Vice President	2006	171,536	-	307,391	9,000	487,927
Marketing	2005	135,128	-	-	9,000	144,128
& Chief Operating Officer

Edwin Winiarz (9)	2007	33,157	-	-	-	33,157
Former Senior Executive	2006	172,087	-	104,571	15,000	291,658
Vice President	2005	161,343	-	116,740	15,000	293,083
& Chief Financial Officer

(1)
The amounts reported in the “Option Awards” column reflect the dollar amount of expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 and 2006, in accordance with SFAS 123R. Assumptions used in the calculation of these amounts are included in Note 3 to the Company’s unaudited financial statements for the quarter ended September 30, 2007 and in Note 8 to the audited financial statements for the fiscal year ended December 31, 2006, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 13, 2007 and March 26, 2007, respectively.

(2)	Amount represents car allowances.

(3)	No other compensation in excess of $10,000, including perquisites, was paid to any of Intelli-Check’s named executive officers.

(4)
Mr. Levy was named Interim CEO as of June 8, 2007. Amount listed under salary is the consulting fee paid and options granted to Mr. Levy for his services as Interim Chairman & CEO. The payment of Mr. Levy’s bonus of $50,000 was deferred until the merger with Mobilisa was completed. Effective upon the consummation of the acquisition of Mobilisa, Mr. Levy is no longer our Interim CEO

(5)	Mr. Gryga started with Intelli-Check as of August 16, 2007 and resigned as of January 4, 2008.

(6)	Mr. Mundy started with Intelli-Check as of March 26, 2007.

(7)	Mr. Mandelbaum passed away on June 7, 2007. Amount excludes the death benefit of $132,000 paid to his surviving spouse in 2007.

(8)	Mr. Liebman resigned on August 8, 2007.

(9)	Mr. Winiarz resigned on January 21, 2007. Salary includes accrued vacation of $16,827.

Employment Agreement

On March 14, 2008, the Company entered into an employment agreement with Dr. Ludlow, pursuant to which Dr. Ludlow was appointed the Company’s Chief Executive Officer. Dr. Ludlow will receive a salary of $220,000 per year, be granted options to purchase 25,000 shares of the Company’s common stock on March 20, 2008 that will be immediately exercisable at a price per share equal to the fair market value of the Company’s common stock on the date of grant, and an annual bonus based on reasonable objectives established by the Company’s Board of Directors. Dr. Ludlow will be entitled to receive benefits in accordance with the Company’s existing benefit policies and will be reimbursed for company expenses in accordance with the Company’s expense reimbursement policies. The employment agreement has a term of two years. Dr. Ludlow may terminate the agreement at any time on 60 days prior written notice to the Company. In addition, the Company or Dr. Ludlow may terminate the employment agreement immediately for cause, as described in the employment agreement. If the Company terminates the agreement without cause, Dr. Ludlow will be entitled to severance equal to one year of his base salary, in addition to salary already earned. If Dr. Ludlow terminates the agreement for cause, Dr. Ludlow will be entitled to receive a payment equal to $50,000, in addition to salary already earned.

Severance Arrangements

Dr. Ludlow has a severance arrangement with the Company contained in his employment agreement, which is described more fully above.

Mr. Peter Mundy, the Company’s Chief Financial Officer, has a severance arrangement with the Company, which provides that if Intelli-Check acquires a company and retains and appoints an employee from the acquired company in the role of Chief Financial Officer and Mr. Mundy chooses not to accept a lesser role in the combined company he would be entitled to a severance payment equal to six months salary.

Stock Option and Equity Incentive Plans

The principal purpose of the Stock Option and Equity Incentive Plans is to attract, motivate, reward and retain selected employees, consultants and directors through the granting of stock-based compensation awards. The Plans provide for a variety of awards, including non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights, restricted stock awards, performance-based awards and other stock-based awards. Effective November 7, 2006, the Board enacted a new policy regarding all future stock option grants. Such policy requires that all future stock option issuances are set to be granted on the third Thursday of each month and that each such issuance will have a strike price per share equal to the closing price of the company’s Common Stock on such day.

Intelli-Check adopted a Stock Option Plan (the “1998 Stock Option Plan”) covering up to 400,000 of the Company’s Common Stock, pursuant to which officers, directors, key employees and consultants to the Company are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 1998 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 1998 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 1998 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of grant and the exercise price must not be less than 110% of the fair market value per share at the date of grant for grants to persons owning more than 10% of the voting stock of Intelli-Check. The 1998 Stock Option Plan also entitles non-employee directors to receive grants of non-qualified stock options as approved by the Board of Directors.

In August 1999, Intelli-Check adopted the 1999 Stock Option Plan covering up to 1,000,000 of the Company’s Common Stock, pursuant to which officers, directors, key employees and consultants to Intelli-Check are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 1999 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 1999 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 1999 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of grant and the exercise price must not be less than 110% of the fair market value per share at the date of grant for grants to persons owning more than 10% of the voting stock of the company. The 1999 Stock Option Plan also entitles non-employee directors to receive grants of non-qualified stock options as approved by the Board of Directors.

At the Company’s Annual Meeting held on July 11, 2001, the stockholders approved the 2001 Stock Option Plan covering up to 500,000 of the Company’s Common Stock, pursuant to which the officers, directors, key employees and consultants to Intelli-Check are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 2001 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 2001 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 2001 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the company. The 2001 Stock Option Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors.

At the Company’s Annual Meeting held on July 10, 2003, the stockholders approved the 2003 Stock Option Plan covering up to 500,000 of the Company’s Common Stock, pursuant to which the officers, directors, key employees and consultants to Intelli-Check are eligible to receive incentive stock options and nonqualified stock options. The Compensation Committee of the Board of Directors currently administers the 2003 Stock Option Plan and determines the terms and conditions of options granted, including the exercise price. The 2003 Stock Option Plan provides that all stock options will expire within ten years of the date of grant. Incentive stock options granted under the 2003 Stock Option Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the company. The 2003 Stock Option Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors.

At the Company’s Annual Meeting held on June 16, 2006, the stockholders approved the 2006 Equity Incentive Plan, which amends and restates the Company’s 2004 Stock Option Plan (the “2006 Plan”) covering up to 850,000 of the Company’s Common Stock, pursuant to which the officers, directors, key employees and consultants to the company are eligible to receive incentive stock options, nonqualified stock options and restricted stock awards. The Compensation Committee of the Board of Directors currently administers the 2006 Plan and determines the terms and conditions of options or restricted stock awards granted, including the option exercise price. The 2006 Plan provides that all stock options or restricted stock awards will expire within ten years of the date of grant. Incentive stock options granted under the 2006 Plan must be granted at an exercise price that is not less than the fair market value per share at the date of the grant and the exercise price must not be less than 110% of the fair market value per share at the date of the grant for grants to persons owning more than 10% of the voting stock of the company. The 2006 Plan also entitles non-employee directors to receive grants on non-qualified stock options as approved by the Board of Directors. At the Company’s special meeting of Stockholders held on March 14, 2008, the stockholders voted to amend the 2006 Equity Incentive Plan (the “Plan”) to increase the number of shares of Common Stock authorized to be issued by 3,000,000.

Administration. The Stock Option and Equity Incentive Plans are currently administered by the Compensation Committee as designated by the Board of Directors. The Compensation Committee has the power to interpret the Stock Option and Equity Incentive Plans and to adopt rules for the administration, interpretation and application according to terms of the plans.

Grant of Awards; Shares Available for Awards. Certain employees, consultants and directors are eligible to be granted awards under the Plans. The Compensation Committee will determine who will receive awards under the Plans, as well as the form of the awards, the number of shares underlying the awards, and the terms and conditions of the awards consistent with the terms of the Plans.

A total of 1,697,740 shares of Intelli-Check’s Common Stock are available for issuance or delivery under the existing Stock Option and Equity Incentive Plans. The number of shares of the Company’s Common Stock issued or reserved pursuant to the Plans will be adjusted at the discretion of the Board of Directors or the Compensation Committee as a result of stock splits, stock dividends and similar changes in the Company’s Common Stock.

Stock Options. The Stock Option and Equity Incentive Plans permit the Compensation Committee to grant participants incentive stock options, which qualify for special tax treatment in the United States, as well as non-qualified stock options. The Compensation Committee will establish the duration of each option at the time it is granted, with maximum ten-year duration for incentive stock options, and may also establish vesting and performance requirements that must be met prior to the exercise of options. Stock option grants (other than incentive stock option grants) also may have exercise prices that are less than, equal to or greater than the fair market value of the Company’s Common Stock on the date of grant. Incentive stock options must have an exercise price that is at least equal to the fair market value of the Company’s Common Stock on the date of grant. Stock option grants may include provisions that permit the option holder to exercise all or part of the holder’s vested options, or to satisfy withholding tax liabilities, by tendering shares of the Company’s Common Stock already owned by the option holder for at least six months (or another period consistent with the applicable accounting rules) with a fair market value equal to the exercise price.

Other Equity-Based Awards. In addition to stock options, the Compensation Committee may also grant certain employees, consultants and directors shares of restricted stock, with terms and conditions as the Compensation Committee may, pursuant to the terms of the 2006 Plan, establish. The 2006 Plan does not allow awards to be made under terms and conditions which would cause such awards to be treated as deferred compensation subject to the rules of Section 409A of the Code.

Change-in-Control Provisions. In connection with the grant of an award, the Compensation Committee may provide that, in the event of a change in control, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable.

Amendment and Termination. The Compensation Committee may adopt, amend and rescind rules relating to the administration of the Plans, and amend, suspend or terminate the Plans, but no amendment will be made that adversely affects in a material manner any rights of the holder of any award without the holder’s consent, other than amendments that are necessary to permit the granting of awards in compliance with applicable laws. Intelli-Check attempted to structure the Plans so that remuneration attributable to stock options and other awards will not be subject to a deduction limitation contained in Section 162(m) of the Code.

The following table summarizes unexercised options as of year-end December 31, 2007 for the named executive officers:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END TABLE

	No. of Securities Underlying Unexercised Options / Warrants			Option Exercise	Option Expiration
Name	Exercisable	Unexercisable		Price	Date
Jeffrey Levy	12,500	-		$6.30	6/21/12
	-	12,500	(1)	$6.30	6/21/12

Russell T. Embry	6,250	-		$3.82	4/30/08
	6,250	-		$7.44	11/05/08
	6,250	-		$7.44	5/05/09
	5,000	-		$4.37	12/03/09
	5,000	-		$4.37	6/03/10
	5,000	-		$3.18	11/17/10
	5,000	-		$6.65	5/17/12
	5,000	-		$6.65	11/17/12

Lou Gryga	5,000	-		$3.05	8/16/12
	5,000	-		$3.05	8/16/12
	5,000	-		$3.05	8/16/12
	-	35,000	(2)	$3.05	8/16/12

Peter J. Mundy	12,500	-		$7.00	4/19/12
	7,250	-		$7.00	10/19/12
	-	7,250	(3)	$7.00	4/19/13

(1)	These shares vest ratably over a six month period beginning January 2008.
(2)	These shares vest ratably upon the achievement of certain sales targets.
(3)	These shares vested on 4/19/08.

The Company also sponsors a tax qualified defined contribution 401(k) plan in which Mr. Embry and Mr. Mundy participates The Company did not make any matching contributions to the plan in 2007, 2006 or 2005.

Compensation of Directors

The table below sets forth certain information concerning compensation of Intelli-Check - Mobilisa’s non-employee directors who served in 2007.

Name and Principal Position	Fees Paid in Cash ($)		Option Awards ($)		Stock Awards ($)		All Other Compensation ($) (8)	Total ($)
Jeffrey Levy	6,500		-		6,000	(3)	-	12,500
Robert J. Blackwell	3,500	(1)	-		-		-	3,500
John E. (Jay) Maxwell	12,500		-		52,000	(4)	-	64,500
Arthur L. Money	12,500		-		20,000	(5)	-	32,500
Guy L. Smith	9,500		13,983	(2)	-		-	23,483
Edwin Winiarz	12,000		-		-	(6)	-	12,000
Ashok Rao	6,500		-		48,000	(7)	-	54,500

(1)	As a result of the acquisition of Mobilisa, Mr. Blackwell resigned from the Board of Directors on March 14, 2008.

(2)
Fair value of 4,362 options granted 6/21/07 at exercise price of $6.30 per share. As of December 31, 2007, including the awards listed above, Mr. Smith had aggregate outstanding options to purchase 81,850 shares of Common Stock.

(3)
Fair value of 952 restricted shares granted 6/21/07 at market price of $6.30 per share. As of December 31, 2007, Mr. Levy had aggregate outstanding options to purchase 95,350 shares of Common Stock and holds 952 shares of restricted Common Stock.

(4)
Fair value of 8,254 restricted shares granted 6/21/07 at market price of $6.30 per share. As of December 31, 2007, Mr. Maxwell had aggregate outstanding options to purchase 49,150 shares of Common Stock and holds 8,254 shares of restricted Common Stock.

(5)
Fair value of 3,175 restricted shares granted 6/21/07at market price of $6.30 per share. As of December 31, 2007, Mr. Money had aggregate outstanding options to purchase 148,300 shares of Common Stock and holds 10,175 shares of restricted Common Stock.

(6)
As of December 31, 2007, Mr. Winiarz had aggregate outstanding options to purchase 198,000 shares of Common Stock. As a result of the acquisition of Mobilisa, Mr. Winiarz resigned from the Board of Directors on March 14, 2008.

(7)
Fair value of 7,619 restricted shares granted 6/21/07 at market price of $6.30 per share. As of December 31, 2007, Mr. Rao holds 16,621 shares of restricted Common Stock. Mr. Rao resigned from the Board of Directors on August 9, 2007.

(8)	No other compensation, including perquisites in excess of $10,000, was paid to any of the directors.

During 2007, non-employee directors received fees of $3,000 for in-person attendance at board meetings and $500 for attendance at such meetings telephonically. Each non-employee director also received a fee of $250 for participation, either in-person or telephonically, at each separately convened committee meeting not held in conjunction with a board meeting. The Board recommended that beginning in 2006 non-employee directors should be granted the choice of restricted shares of Intelli-Check - Mobilisa’s Common Stock in lieu of stock options or a number of stock options equal to that of the stock grant at the director’s option. In addition, the Board further recommended that non-employee directors, who are members of a committee, should be granted the choice of restricted shares of Intelli-Check - Mobilisa’s Common Stock in lieu of stock options or a number of stock options equal to that of the stock grant at the director’s option. The number of restricted shares as proposed would be determined by the Board at each annual board meeting. This plan was included in Intelli-Check - Mobilisa’s proxy statement for a vote by Intelli-Check - Mobilisa’s stockholders at the 2006 Annual Meeting of Shareholders.

CERTAIN RELATED PARTY TRANSACTIONS

Intelli-Check

Since the beginning of 2007, Intelli-Check did not have any transactions with related persons as described under Item 404(a) of Regulation S-K. The Governance Committee reviews transactions with firms associated with directors and nominees for director. Intelli-Check’s management also monitors such transactions on an ongoing basis. Executive officers and directors are governed by Intelli-Check - Mobilisa’s Code of Business Conduct and Ethics which provides that waivers may only be granted by the Board of Directors and must be promptly disclosed to shareholders. No such waivers were granted nor applied for in 2007. Intelli-Check - Mobilisa’s Corporate Governance Guidelines require that all directors recuse themselves from any discussion or decision affecting their personal, business or professional interests.

Mobilisa

Prior to the merger with the Company in March 2008, Dr. and Mrs. Ludlow, the majority owners of Mobilisa had lent money to Mobilisa from time to time. The loans bore no interest and were payable upon demand. As of December 31, 2007, 2006, and 2005, amounts owed to related parties were $0, $27,403 and $0, respectively.

The Company’s wholly-owned subsidiary, Mobilisa leases office space from Eagle Coast, LLC, an entity that is wholly-owned by Dr. Ludlow and Mrs. Ludlow, our Chief Executive Officer and director and one of our directors, respectively. For the years ended December 31, 2007, 2006, and 2005, total rental payments for this office space was $63,546, $55,375 and, $48,957. Mobilisa entered into a 10-year lease for the office space ending in 2017.

The Board of Directors has determined that Messrs.  Bedard, Levy, Maxwell, Money, Paxton and Smith are each independent directors as defined in Section 121(A) of the American Stock Exchange's listing standards.

The board of directors has  established a compensation  committee which is currently comprised of Mr. Smith, chairperson, Mr. Maxwell and Mr. Paxton, each of whom  is  independent  as  defined  in  Section  121(A)  of the  American  Stock Exchange's listing standards.  The compensation committee reviews and recommends to the board the compensation for all officers and directors of our company and reviews general policy matters relating to the compensation and benefits of all employees. The compensation committee also administers the stock option plans.

The  board  of  directors  has  established  a  corporate  governance  and nominating committee, which is comprised of Mr. Maxwell, chairperson, Mr. Bedard and Mr.  Money, each of whom is independent as defined in Section 121(A) of the American Stock Exchange's listing standards.  The corporate governance and nominating committee reviews our internal policies and procedures and by-laws. With respect to nominating director candidates, this committee identifies and evaluates   potential   director   candidates and recommends   candidates for appointment or election to the Board.

The  board  of  directors  has a  separately  designated  audit  committee established in accordance  with Section  3(a)(58)(A) of the Securities  Exchange Act of 1934, which is currently comprised of Mr. Paxton,  chairperson,  Mr. Bedard and Mr. Money.  The members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange's listing standards.  The audit committee  recommends to the board of directors the annual  engagement of a firm of independent  accountants  and reviews with the  independent  accountants  the scope  and  results  of  audits,  our  internal  accounting  controls  and audit practices  and  professional   services   rendered  to  us  by  our  independent accountants.

Proposal No. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors appointed Amper, Politziner & Mattia, P.C. as our Independent Registered Public Accounting Firm to examine Intelli-Check – Mobilisa’s financial statements for the fiscal year ending December 31, 2008.

The Board of Directors recommends that you vote to ratify such appointment.

Representatives of Amper, Politziner & Mattia, P.C. are expected to be present at the annual meeting of shareholders with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

For the fiscal years ended December 31, 2007 and December 31, 2006, Intelli-Check – Mobilisa’s principal independent auditor was Amper, Politziner & Mattia, P.C., the services of which were provided in the following categories and amount:

Audit Fees

The aggregate fees billed by Amper, Politziner and Mattia, P.C. for professional services rendered for the audit of Intelli-Check – Mobilisa’s annual financial statements for the fiscal years ended December 31, 2007 and 2006 and for the reviews of the financial statements included in the company’s Quarterly Reports on Form 10-Q for such fiscal years amounted to $105,000 and $104,500, respectively.

Audit Related Fees

Other than the fees described under the caption “Audit Fees” above, Amper, Politziner and Mattia, P.C. did not bill any fees for services rendered to Intelli-Check - Mobilisa during fiscal year 2007 or 2006 for assurance and related services in connection with the audit or review of the company’s financial statements.

Tax Fees

Amper, Politziner and Mattia, P.C. billed Intelli-Check - Mobilisa for tax related services for the fiscal year 2007 totaling $5,000, and for the fiscal year 2006 totaling $4,000.

All Other Fees

The aggregate fees billed by Amper, Politziner and Mattia, P.C. for professional services rendered in connection with the Company’s Registration Statement on Form S-8 to register certain shares under the Company’s 2003 and 2006 Stock Option Plan amounted to $3,700 in 2007.

No other fees were billed by Amper, Politziner & Mattia, PC for 2006.

Pre-approval of Services

The Audit Committee pre-approves all services, including both audit and non-audit services, provided by Intelli-Check – Mobilisa’s independent registered public accounting firm. For audit services, each year the independent auditor provides the Audit Committee with an engagement letter outlining the scope of proposed audit services to be performed during the year, which must be formally accepted by the Committee before the audit commences. The independent auditor also submits an audit services fee proposal, which also must be approved by the Committee before the audit commences.

OTHER MATTERS

The Board of Directors does not know of any matters other than those mentioned above to be presented to the meeting. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

ANNUAL REPORT

Our annual report to stockholders concerning our operations during the fiscal year ended December 31, 2007, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2006, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON AUGUST 25, 2008. ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 10-K SHOULD BE SENT TO INVESTOR RELATIONS AT INTELLI-CHECK - MOBILISA, INC., 246 CROSSWAYS PARK WEST, WOODBURY, NEW YORK 11797.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

Stockholders’ proposals intended to be presented at next year’s Annual Meeting of Shareholders must be submitted in writing to INVESTOR RELATIONS at INTELLI-CHECK - MOBILISA, INC., 246 CROSSWAYS PARK WEST, WOODBURY, NEW YORK 11797, no later than January 25, 2009 for inclusion in the Company’s proxy statement and form of proxy for that meeting. Although proposals that are not timely submitted will not be included in the proxy statement for next year’s Annual Meeting of Shareholders, the SEC rules allow proxies to grant discretionary authority to vote on matters that were not timely submitted to the Company for inclusion in the proxy statement, provided that the Company had notice of such matters no later than March 30, 2009.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Shareholders may read and copy any reports, statements or other information that we file at the SEC’s public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Our public filings are also available from commercial document retrieval services and at the Internet Web site maintained by the SEC at http://www.sec.gov.

SHAREHOLDERS SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE THEIR SHARES AT THE ANNUAL MEETING. NO ONE HAS BEEN AUTHORIZED TO PROVIDE ANY INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED AUGUST 25, 2008. STOCKHOLDERS SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE.

By Order of the Board of Directors,

/s/ Peter J. Mundy
Peter J. Mundy
Vice President of Finance,
Chief Financial Officer, Treasurer and Secretary